UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2020

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2020, Ecoark Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada (the “Secretary of State”) a Certificate of Withdrawal (the “Certificate of Withdrawal”) for the Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”). See Current Report on Form 8-K filed on November 18, 2020 for the description of the Certificate of Designation and the Series A-1 Preferred Stock.

The Certificate of Withdrawal was effective upon filing with the Secretary of State. At the effective time of the Certificate of Withdrawal, the previously-designated one share of Series A-1 Preferred Stock resumed the status of the Company’s undesignated authorized preferred stock, par value $0.001per share.

The foregoing description of the Certificate of Withdrawal does not purport to be complete and is qualified in its entirety by reference to the Certificate of Withdrawal, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Withdrawal of Certificate of Designation of Series A-1 Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 3, 2020	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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